Exhibit 99.1

SAKS INCORPORATED ANNOUNCES AUGUST COMPARABLE

STORE SALES

	Contact:	Julia Bentley
(865) 981-6243
FOR IMMEDIATE RELEASE		www.saksincorporated.com

New York, New York (September 2, 2010)—Retailer Saks Incorporated (NYSE: SKS) (the “Company”) today announced that owned sales totaled $159.3 million for the four weeks ended August 28, 2010 compared to $160.7 million for the four weeks ended August 29, 2009, a 0.9% decrease. Comparable store sales increased 1.0% for the month.

On a year-to-date basis, for the seven months ended August 28, 2010, owned sales totaled $1,399.5 million compared to $1,332.3 million for the seven months ended August 29, 2009, a 5.0% increase. Comparable store sales increased 4.9% for the seven months.

For August, the strongest categories at Saks Fifth Avenue stores were women’s shoes, fine and fashion jewelry, dresses, cosmetics, and women’s designer and WEAR apparel. Saks Direct performed well during the month.

As expected, August comparable store sales were negatively impacted due to reduced levels of clearance inventory. Management continues to expect comparable store sales growth in the mid-single digit range for the second half of the fiscal year in the aggregate.

Saks Incorporated operates 49 Saks Fifth Avenue stores, 55 Saks OFF 5TH stores, and saks.com.

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